                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  March 30, 2000


                           MATRIX PHARMACEUTICAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            Commission file number   0-19750
                                                     -------

                DELAWARE                             94-2957068
                --------                             ----------
   (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
     INCORPORATION ORGANIZATION)               (IDENTIFICATION NUMBER)


                               34700 CAMPUS DRIVE
                            FREMONT, CALIFORNIA 94555
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (510) 742-9900
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

  Not applicable (Former name of former address, if changed since last report)

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Item 5. Other Events

A.  ANNUAL MEETING OF STOCKHOLDERS
In May 2000, the annual meeting of the stockholders of the Company was held and the following proposals were approved:

    / / Proposal No. 1- Election of the following persons as directors of the Company: Michael D. Casey, J. Stephan Dolezalek, James R. Glynn, Stephen B. Howell, Marvin E. Jaffe, Bradley G. Lorimier, and Julius L. Pericola.

    / / Proposal No. 2 - Approval of an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock from 30 million shares to 60 million shares.

    / / Proposal No. 3 - Approval of an amendment to the Company's 1988 restricted Stock Plan ("the Plan") to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 1,100,000 shares of Common Stock and extend the term of the Plan through December 31, 2005.

    / / Proposal No. 4 - Approval of a series of amendments to the Company's 1991 Directors Stock Option Plan (the "Directors Plan") that effected the following changes: (i) reduce the number of shares of Common Stock subject to the automatic option grant made to an individual who first joins the Company's Board of Directors as a non-employee director from 40,0000 to 20,000 shares; (ii) increase the number of shares subject to the automatic option grant made to an individual upon re-election to the Company's Board of Directors as a non-employee director from 3,000 to 10,000 shares; (iii) make both the initial and re-election options immediately vested and exercisable for all the option shares upon grant and (iv) extend the term of the Directors Plan through December 31, 2005.

    / / Proposal No. 5 - Ratification of the Corporation's appointment of Ernst & Young LLP as independent accountants of the Corporation for the fiscal year ending December 31, 2000.


B.  OTHER DEVELOPMENTS SINCE MARCH, 2000

RESULTS OF PIVOTAL PHASE III STUDIES OF INTRADOSE IN HEAD AND NECK CANCER

In May 2000, the Company presented results of two independent, corroborative, placebo-controlled Phase III clinical studies in head and neck cancer at the 36th annual meeting of the American Society of Clinical Oncology ("ASCO"). Based on the positive results of these studies, the Company also announced that it expects to submit a New Drug Application ("NDA") for IntraDose-Registered Trademark- (cisplatin/epinephrine) Injectable Gel ("IntraDose") by the end of the year.

The objectives in both trials were to show that IntraDose therapy is effective in reducing


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the size of tumors in late stage recurrent or refractory head and neck cancer patients, and that the tumor response has a benefit to the patient. The results of the studies show that these objectives were achieved.

The protocols for the two trials were identical except for geographic location, allowing assessment on both a combined and individual basis. Objective tumor response was evaluated for the primary target tumor identified by the clinical investigator prior to treatment. Patient benefit was determined using treatment goals selected before treatment by both the clinical investigator and the patient. A total of 178 patients were evaluated.

COMBINED STUDY RESULTS

On an intent-to-treat basis, 29% of patients treated with IntraDose achieved an objective tumor response versus 2% for placebo, a statistically significant result (p < 0.001). Twice as many patients achieved complete responses (19%) as partial responses (10%).

The pre-selected patient benefit goal was attained in 27% of the IntraDose-treated patients versus 12% of the placebo-treated patients; the difference was statistically significant (p=0.046). The association of objective tumor response with attainment of the pre-selected patient goal was statistically significant (p=0.006); 47% of patients with a tumor response also achieved their predetermined benefit goal, compared to only 15% of non-responders. These measurements of patient benefit are based only on the pre-selected goal and do not reflect other benefits that patients may have received from treatment.

Side effects of IntraDose therapy were generally limited to injection site reactions, the most common of which was pain. The systemic side effects normally associated with systemic cisplatin therapy were infrequent. During early stages of the trials, four patients experienced cerebrovascular side effects; none occurred after the protocols were modified to exclude patients with tumors invading or in close proximity to the carotid artery.

INDIVIDUAL STUDY RESULTS

In the first study, conducted in North America with 86 patients, the objective tumor response rate was 34% for IntraDose-treated patients versus 0% for placebo; the difference was statistically significant (p=0.001). The pre-selected patient benefit was attained in 34% of the IntraDose treated patients versus 17% of the placebo-treated patients.

In the second study, conducted outside North America with 92 patients, the objective tumor response rate was 25% for IntraDose-treated patients versus 3% for placebo; the difference was statistically significant (p=0.007). The pre-selected patient benefit was attained in 19% of the IntraDose-treated patients versus 9% of the placebo-treated patients.

STUDY BACKGROUND

The studies included 178 evaluable patients in two Phase III, double-blind, placebo-controlled Phase III studies (North America -86 patients, ex-North America -92 patients). Eligible patients were adults (over 18 years) with recurrent or refractory, histologically


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confirmed head and neck cancer and a primary target tumor volume up to 20 cm3, who had undergone prior treatment but had not received therapy in the 28 days prior to treatment in this study. Patients were randomized to receive IntraDose or placebo (collagen gel) in a 2:1 ratio. Patients were allowed to switch to unblinded therapy with IntraDose upon evidence of disease progression during the blinded phase of treatment. For patients with more than one tumor, the primary analysis of objective tumor response was based on the tumor that was pre-selected by the clinical investigator as the primary target tumor. Patients were given up to 6 intratumoral injections within an 8-week time period. Complete responders experienced 100% tumor shrinkage while partial responders experienced at least 50% but less than 100% tumor shrinkage. Responses had to be sustained for 28 or more days.

Patient benefit was determined using treatment goals selected before treatment by both the clinical investigator and the patient. Patients selected one goal from eight palliative goals (pain control, obstructive symptoms, mobility, physical appearance, wound care, ability to hear, ability to smell, or ability to see) and investigators selected one goal from the eight palliative goals or three preventative goals (prevention of tumor invasion, obstruction, or subcutaneous tumors breaking through the skin).

The individual studies were designed to show an absolute difference of 20% to 30% in objective tumor response rate between IntraDose and placebo. The individual studies were not designed to demonstrate statistical significance in the patient benefit outcome.

RESULTS OF INTERIM PHASE II RESULTS OF INTRADOSE IN LIVER CANCER

In May 2000, the Company presented updated interim results of an ongoing Phase II clinical study of patients with primary liver cancer -- or hepatocellular carcinoma ("HCC") -- who are being treated with IntraDose. Results were presented at the 36th annual meeting of ASCO in New Orleans and at the American Association for the Study of Liver Disease ("AASLD") meeting at Digestive Disease Week in San Diego.

The reported results expand on the presentation of interim results made in November, 1999 at the 17th Annual Chemotherapy Foundation Symposium in New York City and include 38 evaluable patients. The endpoints of this study are tumor response and patient survival.

Overall, 55% (21 of 38) of patients experienced a response to therapy. Of the 21 responders, 9 experienced complete responses (100 percent reduction in viable tumor volume) while the other 12 responders showed a reduction in viable tumor of more than 50 percent. Median survival time from the date of study entry was 23 months for patients who responded to IntraDose and 13 months for non-responders.

Of the 21 responding patients, 12 remain in remission. All of the 9 patients who initially responded to therapy, but went on to have progressive disease, experienced disease progression at a new, untreated site in the liver. None of these patients exhibited disease progression at the treatment site. Of the 17 non-responders, 24% experienced disease progression at the treatment site and 41% progressed with new tumors at an untreated area of the liver.


                                       4
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The study enrolled patients with biopsy proven and inoperable hepatocellular carcinoma. Patients must have had three or fewer tumors, each not exceeding 7 cm in diameter, and no more than 200 cm(3) in total tumor volume. Patients must also have had adequate liver function. Patient responses are assessed using imaging techniques to measure the extent of tumor necrosis. The most frequently observed side effects in this trial to date are local pain, fever, loss of appetite, nausea, vomiting, and weakness. Infrequently, the treatment has resulted in bleeding from the tumor or worsening liver function.

The Company has concluded enrollment in the HCC trial and expects to report final results in 2001 after patient follow-up is complete. Based on reviews with experts and the FDA, the Company believes that a controlled, Phase III trial will be required for approval in the U.S. The Company expects to develop a liver cancer registration strategy after concluding a marketing partnership for IntraDose.

NEW PATENT

In June 2000, the Company announced it had received a new U.S. patent covering the composition of IntraDose. This new patent provides broad coverage on cisplatin suspensions using nonionic surfactants as dispersants/stabilizers, an integral part of the IntraDose formulation. Patent life extends to October 2015. Issuance of this patent increases the Company's patent estate to eight issued U.S. patents and six issued patents in Europe and Japan. In addition, Matrix has three patents pending in the U.S. and seven in Europe and Japan.

NEW CLINICAL TRIALS INITIATED FOR FMDC

A Phase I/II trial with FMdC in combination with cisplatin has been initiated at the University of Pennsylvania. After a Phase I dose escalation study to establish optimum dosing, this combination therapy will be used to treat up to 15 non-small-cell lung cancer patients in the Phase II portion of the study.

FMdC is a new chemical entity in a class of compounds known as nucleoside analogs that interfere with cell division. FMdC is believed to inhibit DNA synthesis directly by incorporation into DNA strands and indirectly by blocking the action of an enzyme, ribonucleotide reductase, which is essential for the formation of the building blocks of DNA. In combination therapy, use of DNA-damaging agents such as cisplatin may recruit quiescent cancer cells into active DNA synthesis and repair, thereby making the cells much more susceptible to the effects of FMdC.

ORPHAN DRUG STATUS

In April 2000, the U.S. Food and Drug Administration ("FDA") granted orphan drug status to the Company's cisplatin/epinephrine product candidate for the treatment of squamous cell carcinoma of the head and neck.

The Orphan Drug Act provides financial incentives to stimulate the development of drugs for diseases that affect 200,000 people or less in the United States. In addition to seven years of marketing exclusivity for the designated indications, orphan drug designation also enables the Company to obtain research funding, tax credits for certain research


                                       5
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expenses, and a waiver of the application user fee.

INITIAL SECTIONS OF NDA SUBMITTED TO THE FDA

On March 30, 2000, the Company submitted the pharmacology and toxicology portion of its IntraDose NDA. In June 2000, the second major portion, encompassing the chemistry and microbiology sections, was submitted. These initial submissions were made under provisions of the fast-track designation for IntraDose that allow for early submission of complete NDA sections prior to submission of the full NDA.

PRE-CLINICAL DATA ON FMDC

In April 2000, the results of three pre-clinical studies of FMdC, a novel systemic chemotherapeutic in clinical development as an anti-cancer agent, were presented at the 91st Annual Meeting of the American Association for Cancer research ("AACR") held in San Francisco.

The combination of FMdC and cisplatin resulted in apparently synergistic anti-tumor activity that was significantly greater than the sum of the two agents used alone in human lung cancer models in vitro and in mice. In colorectal cancer models, the combination was additive. The combination of FMdC and 5-FU also showed additive activity in colorectal cell lines.

A third study evaluated resistance of FMdC to cytidine deaminase, an enzyme found in many cancer cells. This enzyme tends to deactivate nucleoside analogues and makes cells more resistant to the drugs. In several different cell lines, it was demonstrated that FMdC is more resistant to cytidine deaminase deactivation than gemcitabine or cytarabine. Further analysis also suggests, unexpectedly, that tumor cell lines with higher levels of cytidine deaminase were more susceptible to FMdC than were cell lines with low enzyme activity. If these observations hold true in human clinical testing, it would provide important differentiation of FMdC from other nucleoside analogues.

INTRADOSE MECHANISM OF ACTION PRE-CLINICAL STUDY

In April 2000, the Company presented results of a pre-clinical study indicating that IntraDose may have a mechanism of anti-cancer action in addition to that of traditional systemic cisplatin chemotherapy. The data was disclosed at the 91st Annual Meeting of AACR.

The mode of cytotoxic action of traditional cisplatin chemotherapy given by intravenous infusion is believed to lead to programmed cell death (apoptosis). The results of the Matrix pre-clinical study show that the high cisplatin concentrations achievable with IntraDose induce both apoptotic as well as a more profound, non-apoptotic cancer cell death in a human hepatocellular carcinoma cell line in vitro. As cells were exposed to increasing doses of cisplatin, there was a shift in the mode of cell death from apoptosis to an apparently different, non-apoptotic pathway. These findings indicate that IntraDose may induce additional cytotoxic pathways to cell death. As part of this, the high tumor concentrations of cisplatin achievable with IntraDose may also overcome the acquired or natural resistance of cells to lower concentrations of the drug.


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

C.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June 2000, Mr. James R. Glynn resigned from the Company's Board of Directors. In June 1997, certain officers of the Company including Mr. Glynn, purchased shares of the Company's Common Stock pursuant to the Shared Investment Program under the 1988 restricted Stock Option Plan by delivering full-recourse promissory notes in payment of the purchase price for those shares. Under the Shared Investment Program, Mr. Glynn purchased 100,000 shares at $6.25 per share. As of June 29, 2000 the outstanding balance on Mr. Glynn's note was $761,965.17, including accrued interest. The note is secured by a pledge of the purchased shares with the Company. The Company expects that the note will be paid in full by the end of July 2000.

THIS FORM 8-K MAY CONTAIN, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS, INCLUDING WITHOUT LIMITATION, STATEMENTS REGARDING THE TIMING AND OUTCOME OF REGULATORY REVIEWS AND CLINICAL TRIALS. ANY SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES SUCH AS NO ASSURANCE OF REGULATORY APPROVALS; UNCERTAINTIES ASSOCIATED WITH CLINICAL TRIALS; HISTORY OF LOSSES; FUTURE PROFITABILITY UNCERTAIN; ADDITIONAL FINANCING REQUIREMENTS AND UNCERTAIN ACCESS TO CAPITAL MARKETS; LIMITED SALES AND MARKETING EXPERIENCE; LIMITED MANUFACTURING EXPERIENCE; DEPENDENCE ON SOURCES OF SUPPLY; RAPID TECHNOLOGICAL CHANGE; SUBSTANTIAL COMPETITION; UNCERTAINTY REGARDING PATENTS AND PROPRIETARY RIGHTS; UNCERTAINTY OF PHARMACEUTICAL PRICING; AND NO ASSURANCE OF ADEQUATE REIMBURSEMENT. PLEASE SEE THE "RISK FACTORS" SECTION INCLUDED IN FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999. THE COMPANY DISCLAIMS, HOWEVER, ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.


Item 7.       FINANCIAL STATEMENTS AND EXHIBITS

        (c)   EXHIBITS

     3(i).1   Amended and Restated Certificate of Incorporation


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                                   SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           MATRIX PHARMACEUTICAL, INC.





Date: July 10, 2000                By:  /s/ David G. Ludvigson
      -------------                     ----------------------
                                       David G. Ludvigson, Chief Operating
                                       Officer, Chief Financial Officer &
                                       Senior Vice President


                                       Signing on behalf of the registrant
                                       as principal financial officer


                                       8
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                                 Exhibit Index

Exhibit           Description
-------           -----------
3(i).1            Amended and Restated Certificate of Incorporation


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